As filed with the Securities and Exchange Commission on March 12, 2015

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

SYNTA PHARMACEUTICALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

45 Hartwell Avenue
Delaware	Lexington, Massachusetts 02421	04-3508648
(State or Other Jurisdiction	(Address, Including Zip Code, of	(I.R.S. Employer
of Incorporation or Organization)	Principal Executive Offices)	Identification No.)

SYNTA PHARMACEUTICALS CORP. AMENDED AND RESTATED 2006 STOCK PLAN

INDUCEMENT STOCK OPTION AWARD FOR ANNE C. WHITAKER

INDUCEMENT STOCK OPTION AWARD FOR CHEN SCHOR

INDUCEMENT STOCK OPTION AWARD FOR MARC R. SCHNEEBAUM
 (Full Title of the Plan)

Anne C. Whitaker

Chief Executive Officer and President
Synta Pharmaceuticals Corp.
45 Hartwell Avenue
Lexington, Massachusetts 02421

(781) 274-8200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value	1,300,000	(1)	$2.41	(2)	$3,126,500	(2)	$363.30
Common Stock, $0.0001 par value	250,000	(3)	$4.00	(4)	$1,000,000	(4)	$116.20
Common Stock, $0.0001 par value	450,000	(5)	$2.85	(4)	$1,282,500	(4)	$149.03
Common Stock, $0.0001 par value	225,000	(6)	$2.85	(4)	$641,250	(4)	$74.51

(1)         Consists of shares of common stock, par value $0.0001 per share (“Common Stock”) of Synta Pharmaceuticals Corp. (the “Registrant”), which may be sold upon the exercise of options or issuance of stock awards which may hereafter be granted under the Synta Pharmaceuticals Corp. Amended and Restated 2006 Stock Plan (the “2006 Plan”). The maximum number of shares which may be sold upon the exercise of options or issuance of stock awards granted under the 2006 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2006 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable upon the operation of any such anti-dilution and other provisions of the 2006 Plan.

(2)         This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on The NASDAQ Global Market as of a date (March 10, 2015) within five business days prior to filing this Registration Statement.

(3)         Consists of shares of Common Stock issuable upon exercise of a non-qualified stock option granted to Anne C. Whitaker, Chief Executive Officer and President of the Registrant, on September 2, 2014, as an inducement material to her entering into employment with the Registrant. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of certain anti-dilution and other provisions of a non-qualified stock option agreement.

(4)         Solely for the purposes of determining the registration fee under Rule 457(h) promulgated under the Securities Act, this price is equal to the per share exercise price of the stock option granted pursuant to a Non-Qualified Stock Option Agreement.

(5)         Consists of shares of Common Stock issuable upon exercise of a non-qualified stock option granted to Chen Schor, Executive Vice President and Chief Operating Officer of the Registrant, on December 8, 2014, as an inducement material to his entering into employment with the Registrant. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of certain anti-dilution and other provisions of a non-qualified option agreement.

(6)         Consists of shares of Common Stock issuable upon exercise of a non-qualified stock option granted to Marc R. Schneebaum, Senior Vice President and Chief Financial Officer of the Registrant, on December 8, 2014, as an inducement material to his entering into employment with the Registrant. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of certain anti-dilution and other provisions of a non-qualified stock option agreement.

EXPLANATORY NOTE

This Form S-8 Registration Statement is filed to register 1,300,000 shares of Common Stock of Synta Pharmaceuticals Corp. (the “Registrant”) authorized for issuance under the Synta Pharmaceuticals Corp. Amended and Restated 2006 Stock Plan (the “2006 Plan”) by operation of the 2006 Plan’s “evergreen” provision, pursuant to which an additional 1,300,000 shares of Common Stock were automatically authorized for issuance under the 2006 Plan on January 1, 2015.  Shares of Common Stock issuable under the 2006 Plan were previously registered on the Registration Statement on Form S-8 (File No. 333-141903) of the Registrant filed with the Commission on April 5, 2007, the Registration Statement on Form S-8 (File No. 333-152824) of the Registrant filed with the Commission on August 6, 2008, the Registration Statement on Form S-8 (File No. 333-173862) of the Registrant filed with the Commission on May 2, 2011, the Registration Statement on Form S-8 (File No. 333-181117) of the Registrant filed with the Commission on May 3, 2012, the Registration Statement on Form S-8 (File No. 333-187243) of the Registrant filed with the Commission on March 14, 2013, and the Registration Statement on Form S-8 (File No. 333-194477) of the Registrant filed with the Commission on March 11, 2014.

This Form S-8 Registration Statement is also filed to register (i) 250,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to Anne C. Whitaker, Chief Executive Officer and President of the Registrant, on September 2, 2014, as an inducement material to her entering into employment with the Registrant, (ii) 450,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to Chen Schor, Executive Vice President and Chief Operating Officer of the Registrant, on December 8, 2014, as an inducement material to his entering into employment with the Registrant and (iii) 225,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to Marc R. Schneebaum, Senior Vice President and Chief Financial Officer of the Registrant, on December 8, 2014, as an inducement material to his entering into employment with the Registrant.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given by the Registrant to participants in the 2006 Plan covered by this Registration Statement, Ms. Whitaker, Mr. Schor or Mr. Schneebaum, as applicable, pursuant to Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given by the Registrant to participants in the 2006 Plan covered by this Registration Statement, Ms. Whitaker, Mr. Schor or Mr. Schneebaum, as applicable, pursuant to Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015 (File No. 001-33277).

(b)                                 The Registrant’s Current Reports on Form 8-K filed on February 5, 2015 and March 6, 2015 (File No. 001-33277).

(c)                                  The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2014 that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 001-33277).

(d)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33277), filed with the Commission under the Exchange Act on January 26, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant’s restated certificate of incorporation limits the liability of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law and provides that the Registrant will indemnify them to the fullest extent permitted by such law. The Registrant has also entered into indemnification agreements with its current and former directors and certain of its officers and key employees and expects to enter into a similar agreement with any new directors, officers or key employees.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Index of Exhibits immediately following the signatures to this Registration Statement is incorporated herein by reference.

Item 9. Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts on March 12, 2015.

SYNTA PHARMACEUTICALS CORP.

By	/s/ Anne C. Whitaker
Anne C. Whitaker
Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints Anne C. Whitaker and Marc R. Schneebaum, and each of them singly, her or his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Synta Pharmaceuticals Corp. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANNE C. WHITAKER	Chief Executive Officer	March 12, 2015
and President and Director
(principal executive officer)

/s/ MARC R. SCHNEEBAUM	Senior Vice President,	March 12, 2015
Marc R. Schneebaum	Chief Financial Officer
(principal financial and
accounting officer)

/s/ KEITH R. GOLLUST	Chairman of the Board	March 12, 2015
Keith R. Gollust

/s/ PAUL A. FRIEDMAN, M.D.	Director	March 12, 2015
Paul A. Friedman, M.D.

/s/ BRUCE KOVNER	Director	March 12, 2015
Bruce Kovner

/s/ DONALD W. KUFE, M.D.	Director	March 12, 2015
Donald W. Kufe, M.D.

/s/ WILLIAM S. REARDON, C.P.A.	Director	March 12, 2015
William S. Reardon, C.P.A.

/s/ ROBERT N. WILSON	Director	March 12, 2015
Robert N. Wilson

INDEX OF EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

23.2*	Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm.

24*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1

The Registrant’s Amended and Restated 2006 Stock Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 21, 2010 (File No. 001-33277), and incorporated herein by reference).

99.2

Non-Qualified Stock Option Agreement, dated as of September 2, 2014, by and between the Registrant and Anne C. Whitaker (filed as Exhibit 10.5 to the Registrant’s Quarterly Report on 10-Q filed November 6, 2014 (File No. 001-33277), and incorporated herein by reference).

99.3

Non-Qualified Stock Option Agreement, dated as of December 8, 2014, by and between the Registrant and Chen Schor (filed as Exhibit 10.45 to the Registrant’s Annual Report on 10-K filed March 12, 2015 (File No. 001-33277), and incorporated herein by reference).

99.4

Non-Qualified Stock Option Agreement, dated as of December 8, 2014, by and between the Registrant and Marc Schneebaum (filed as Exhibit 10.46 to the Registrant’s Annual Report on 10-K filed March 12, 2015 (File No. 001-33277), and incorporated herein by reference).

*                 Filed herewith.